UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Takung Art Co., Ltd.

(Exact name of registrant as specified in its charter)

Delaware	26-4731758
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Flat/RM 03-04 20/F Hutchison House 10 Harcourt Road, Central, Hong Kong
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-176329

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share.

Item 1.  Description of Registrant’s Securities to be Registered.

Takung Art Co., Ltd., formerly known as Cardigant Medical Inc. (the “Registrant”), hereby incorporates by reference herein the description of its Common Stock, par value $0.001 per share, to be registered hereunder, contained under the heading “Description of Securities” in the Registrant’s Current Report on Form 8-K (File No. 333-176329), as originally filed with the Securities and Exchange Commission on October 22, 2014, including exhibits, and as amended from time to time thereafter.

Item 2.  Exhibits.

The Registrant hereby incorporates by reference herein the following exhibits:

Exhibit No.	Description	Incorporated by Reference
		Form	Date	Number
3.1	Certificate of Incorporation	S-1	8/16/2011	3
3.2	Bylaws	S-1	8/16/2011	3
3.3	Certificate of Amendment to Certificate of Incorporation	S-1	8/16/2011	3
3.4	Certificate of Amendment to Certificate of Incorporation	S-1	8/16/2011	3
3.5	Certificate of Amendment to Certificate of Incorporation	8-K	3/7/2013	3.1
3.6	Certificate of Amendment to Certificate of Incorporation	8-K	11/6/2014	3.1

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TAKUNG ART CO., LTD

Dated: August 26, 2015		/s/ Di Xiao
	By:	Di Xiao
Chief Executive Officer